Exhibit 99.1

Chevron Corporation Policy, Government and Public Affairs Post Office Box 6078 San Ramon, CA 94583-0778 www.chevron.com
EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CHEVRON ISSUES INTERIM UPDATE FOR FIRST QUARTER 2011
     SAN RAMON, Calif., April 11, 2011 — Chevron Corporation (NYSE: CVX) today reported in its interim update that earnings for the first quarter 2011 are expected to be higher than in the fourth quarter 2010. Upstream results are projected to improve between sequential quarters, benefiting from higher crude oil prices, offset in part by lower liftings. Downstream earnings in the first quarter are expected to be slightly lower, reflecting reduced asset sales gains, largely offset by higher U.S. margins.
     Basis for Comparison in Interim Update
     The interim update contains certain industry and company operating data for the first quarter 2011. The production volumes, realizations, margins and certain other items in the report are based on a portion of the quarter and are not necessarily indicative of Chevron’s full quarterly results to be reported on April 29, 2011. The reader should not place undue reliance on this data.
     Unless noted otherwise, all commentary is based on two months of the first quarter 2011 versus full fourth quarter 2010 results.
UPSTREAM
     The table that follows includes information on production and price indicators for crude oil and natural gas for specific markets. Actual realizations may vary from indicative pricing due to quality and location differentials and the effect of pricing lags. International earnings are driven by actual liftings, which may differ from production due to the timing of cargoes and other factors.
- MORE -

		2010				2011
						1Q thru	1Q thru
		1Q	2Q	3Q	4Q	Feb	Mar
U.S. Upstream
Net Production:
Liquids	MBD	505	488	482	481	482	n/a
Natural Gas	MMCFD	1,378	1,317	1,255	1,307	1,222	n/a
Total Oil-Equivalent	MBOED	734	708	692	698	686	n/a

Pricing:
Avg. WTI Spot Price	$/Bbl	78.85	77.91	76.18	84.98	89.50	94.48
Avg. Midway Sunset Posted Price	$/Bbl	71.57	70.07	69.80	79.31	86.93	94.46
Nat. Gas-Henry Hub “Bid Week” Avg.	$/MCF	5.30	4.09	4.39	3.81	4.27	4.10
Nat. Gas-CA Border “Bid Week” Avg.	$/MCF	5.46	4.05	4.13	3.75	4.12	4.03
Nat. Gas-Rocky Mountain “Bid Week” Avg.	$/MCF	5.03	3.53	3.40	3.33	3.83	3.71

Average Realizations:
Crude	$/Bbl	73.32	74.16	72.19	79.56	88.23	n/a
Liquids	$/Bbl	70.53	70.69	68.85	76.33	84.31	n/a
Natural Gas	$/MCF	5.29	4.01	4.06	3.65	4.15	n/a

International Upstream
Net Production:
Liquids	MBD	1,428	1,422	1,422	1,465	1,430	n/a
Natural Gas	MMCFD	3,723	3,699	3,748	3,733	3,795	n/a
Total Oil Equivalent	MBOED	2,049	2,038	2,046	2,088	2,062	n/a

Pricing:
Avg. Brent Spot Price [1]	$/Bbl	76.36	78.24	76.86	86.46	100.15	105.43

Average Realizations:
Liquids	$/Bbl	70.05	71.44	69.67	79.09	91.33	n/a
Natural Gas	$/MCF	4.61	4.40	4.73	4.81	4.96	n/a

[1]	The Avg. Brent Spot Price is based on Platts daily assessments, using Chevron’s internal formula to produce a quarterly average.
     U.S. net oil-equivalent production was lower during the first two months of the first quarter, decreasing by 12,000 barrels per day compared with the fourth quarter 2010 average, reflecting small declines across multiple assets. International net oil-equivalent production declined 26,000 barrels per day during the first two months of the first quarter. An increase in crude oil prices during this period reduced the company’s production under cost-recovery and variable-royalty provisions on certain international production contracts. Maintenance activity in Angola and weather-related downtime in Australia and the United Kingdom also adversely impacted production.
     U.S. crude oil realizations increased $8.67 to $88.23 per barrel during the first two months of the first quarter. International liquids realizations improved by $12.24 to $91.33 per barrel, with the earnings benefit from higher realizations partly offset by lower liftings. U.S. and international natural gas realizations increased $0.50 and $0.15 per thousand cubic feet, respectively.
- MORE -

DOWNSTREAM
     The table that follows includes industry benchmark indicators for refining, marketing and chemical margins. Actual margins realized by the company will differ due to crude and product mix effects, planned and unplanned shutdown activity and other company-specific and operational factors.

		2010				2011
						1Q thru	1Q thru
		1Q	2Q	3Q	4Q	Feb	Mar
Downstream

Market Indicators:	$/Bbl

Refining Margins
U.S. West Coast — Blended 5-3-1-1		13.04	16.30	16.95	15.10	15.71	17.68
U.S. Gulf Coast — Maya 5-3-1-1		16.82	21.65	17.24	18.44	23.08	24.48
Singapore — Dubai 3-1-1-1		6.38	4.97	5.65	5.49	7.43	7.91
N.W. Europe — Brent 3-1-1-1		5.07	5.41	4.32	3.70	1.95	2.48

Marketing Margins
U.S. West — Weighted DTW to Spot		6.87	6.12	5.87	4.33	4.08	3.87
U.S. East — Houston Mogas Rack to Spot		3.18	3.84	3.97	3.74	3.88	4.09
Asia-Pacific / Middle East / Africa		5.29	5.71	6.48	5.02	4.34	n/a

Actual Volumes:
U.S. Refinery Input	MBD	889	917	880	876	870	n/a
Int’l Refinery Input	MBD	992	954	1,027	1,040	1,037	n/a
U.S. Branded Mogas Sales	MBD	581	605	575	530	500	n/a

Chemicals (Source: CMAI )	Cents/lb
Ethylene Industry Cash Margin		17.97	19.64	11.32	12.01	15.03	15.80
HDPE Industry Contract Sales Margin		17.22	24.55	28.13	24.81	26.65	26.05
Styrene Industry Contract Sales Margin		10.25	12.29	10.13	11.99	12.28	12.17
Note: Prices, economics, and views expressed by CMAI are strictly the opinion of CMAI and Purvin & Gertz and are based on information collected within the public domain and on assessments by CMAI and Purvin & Gertz staff utilizing reasonable care consistent with normal industry practice. CMAI and Purvin & Gertz make no guarantee or warranty and assume no liability as to their use.
     For the full first quarter, worldwide refining margins improved compared with fourth quarter 2010, with the exception of N.W. Europe. Marketing margins were mixed, while chemical indicator margins improved between periods.
     During the first two months of the first quarter, U.S. refinery crude-input volumes decreased 6,000 barrels per day due to maintenance activities at mulitple refineries. Outside the United States, refinery crude-input volumes were in-line with fourth quarter 2010 results.
     Downstream earnings in the first quarter are expected to be negatively impacted by mark-to-market effects on open derivative contracts tied to underlying physical positions.
- MORE -

ALL OTHER
     The company’s general guidance for the quarterly net after-tax charges related to corporate and other activities is between $250 million and $350 million. Due to foreign currency effects and the potential for irregularly occurring accruals related to income taxes, pension settlements and other matters, actual results may significantly differ from the guidance range. Total net charges in the first quarter are expected to be at the high end of the guidance range.
# # #
NOTICE
Chevron’s discussion of first quarter 2011 earnings with security analysts will take place on Friday, April 29, 2011, at 8:00 a.m. PDT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Additional financial and operating information will be contained in the Earnings Supplement that will be available under “Events & Presentations” in the “Investors” section on the website.
CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION
FOR THE PURPOSE OF “SAFE HARBOR’’ PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This interim update of Chevron Corporation contains forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this interim update. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices; changing refining, marketing and chemical margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s net production or manufacturing facilities or delivery/transportation networks due to war, accidents, political events, civil unrest, severe weather or crude oil production quotas that might be imposed by the Organization of Petroleum Exporting Countries; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant investment or product changes under existing or future environmental statutes, regulations and litigation; the potential liability resulting from other pending or future litigation; the company’s future acquisition or disposition of assets and gains and losses from asset dispositions or impairments; government-mandated sales, divestitures, recapitalizations, industry-specific taxes, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” on pages 32 through 34 of the company’s 2010 Annual Report on Form 10-K. In addition, such statements could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed in this interim update could also have material adverse effects on forward-looking statements.